UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021

Kriptech International, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-214815	37-1830331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9th Floor, 31 West 27th St, New York, NY 10001

(Address of principal executive offices) (zip code)

(888) 469 3887

(Registrant's telephone number, including area code)

31361 Trigo Trail, Coto'De Caza, CA 92679

(Former address of principal executive offices) (zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On January 8, 2021, Kriptech International, Corp. (the “Company”) issued Bassam Al-Mutawa, Chairman of the Board of Directors of the Company, President and CEO, a Promissory Note in the principal amount of $150,000 (the “Note”) in consideration of cash in the amount of $150,000.  The Note accrues interest at the rate of 5% per annum and matures January 8, 2022.

The foregoing is a brief description of the subscription of the Note and the terms of the Note and is qualified in its entirety by reference to the full text of the form of the Note, the form of which is included hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 8.01 Other Events

The Company has changed its address to 9th Floor, 31 West 27th St, New York, NY 10001.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Promissory Note issued to Bassam Al-Mutawa dated January 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kriptech International, Corp.

Dated: January 12, 2021	By:	/s/ Bassam Al-Mutawa
Name: Bassam Al-Mutawa
Title: Chief Executive Officer and President